UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2017

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective as of November 21, 2017, the Board of Directors (the “Board”) of Cobalt International Energy, Inc. (the “Company”) appointed Mr. Paul Keglevic as a member of the Board. Mr. Keglevic’s initial term will expire at the Company’s 2018 Annual Meeting of Stockholders. In addition, Mr. Keglevic will serve on the Audit Committee of the Board.

Mr. Keglevic, 63, has over 40 years of experience with public companies across several industry sectors, including utilities, telecom, transportation and real estate. Mr. Keglevic currently serves as the Chief Executive Officer of Energy Future Holdings Corp. and as a member of the board of directors of Stellus Capital Investment Corporation. From June 2008-October 2016, Mr. Keglevic served as executive vice president and chief financial officer of Energy Future Holdings Corp. Mr. Keglevic was a partner at PricewaterhouseCoopers LLP, an accounting firm, where he worked from July 2002-July 2008. Mr. Keglevic received his B.S. in accounting from Northern Illinois University and is a certified public accountant.

The Compensation Committee of the Board has determined that it is in the best interest of the Company to compensate its non-employee directors solely in cash, as permitted by the previously filed Second Amended and Restated Non-Employee Directors Compensation Plan. As such, Mr. Keglevic will receive aggregate compensation of $275,000 (prorated to $34,375 for the remainder of calendar year 2017). Non-employee director compensation is paid quarterly in advance. In addition, each disinterested non-employee director is entitled to receive a fee of $500 per hour for services and activities performed outside the normal scope of activities ordinarily performed by a director. The maximum amount that such director may bill to the Company on a daily basis is $4,000.

There are no related party transactions between the Company and Mr. Keglevic that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel